Exhibit 99.1

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma information is derived from the historical consolidated financial statements of Whiting Petroleum Corporation (the “Company”) and adjusted to reflect the sale of its interests in certain oil and gas producing properties located in its enhanced oil recovery projects in the Postle and Northeast Hardesty fields in Texas County, Oklahoma, including the related Dry Trail plant gathering and processing facility, oil delivery pipeline, its entire 60% interest in the Transpetco CO2 pipeline, crude oil swap contracts and certain other related assets and liabilities (collectively the “Postle Properties”), effective April 1, 2013, for a cash purchase price of $816.5 million after selling costs and post-closing adjustments, resulting in a pre-tax gain on sale of $116.4 million.

The following unaudited pro forma consolidated statements of income for the nine months ended September 30, 2013 and the year ended December 31, 2012 both give effect to the disposition of the Postle Properties as if it had occurred on January 1, 2012.

The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable. However, actual results may differ from those reflected in these statements. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma consolidated statements do not purport to represent what the Company’s results of operations would have been if the disposition of the Postle Properties had occurred on January 1, 2012 as indicated above, nor are they indicative of future results of operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes for the periods presented.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(In thousands, except per share data)

	Whiting Historical	Pro Forma Adjustments (Note 2)		Whiting Pro Forma
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$1,963,525	$(120,868	) (a)	$1,842,657
Loss on hedging activities	(1,313)	—		(1,313)
Amortization of deferred gain on sale	23,680	—		23,680
Gain on sale of properties	119,706	(116,448	) (b)	3,258
Interest income and other	2,327	—		2,327

Total revenues and other income	2,107,925	(237,316)		1,870,609

COSTS AND EXPENSES:
Lease operating	314,064	(24,131	) (a)	289,933
Production taxes	166,228	(8,183	) (a)	158,045
Depreciation, depletion and amortization	644,135	(26,585	) (a)	617,550
Exploration and impairment	127,765	—		127,765
General and administrative	108,466	(1,418	) (c)	107,048
Interest expense	69,579	(9,645	) (d)	59,934
Change in Production Participation Plan liability	1,332	—		1,332
Commodity derivative loss, net	25,334	(1,803	) (e)	23,531

Total costs and expenses	1,456,903	(71,765)		1,385,138

INCOME BEFORE INCOME TAXES	651,022	(165,551)		485,471
INCOME TAX EXPENSE (BENEFIT):
Current	5,131	(64,399	) (f)	(59,268)
Deferred	220,612	—		220,612

Total income tax expense (benefit)	225,743	(64,399)		161,344

NET INCOME	425,279	(101,152)		324,127
Net loss attributable to noncontrolling interest	41	—		41

NET INCOME AVAILABLE TO SHAREHOLDERS	425,320	(101,152)		324,168
Preferred stock dividends	(538)	—		(538)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$424,782	(101,152)		$323,630

EARNINGS PER COMMON SHARE:
Basic	$3.60	$(0.86)		$2.74

Diluted	$3.56	$(0.85)		$2.71

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	118,127			118,127

Diluted	119,511			119,511

The accompanying notes are an integral part of these unaudited pro forma financial statements.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2012

(In thousands, except per share data)

	Whiting Historical	Pro Forma Adjustments (Note 2)		Whiting Pro Forma
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$2,137,714	$(239,528	) (a)	$1,898,186
Gain on hedging activities	2,338	—		2,338
Amortization of deferred gain on sale	29,458	—		29,458
Gain on sale of properties	3,423	—		3,423
Interest income and other	519	—		519

Total revenues and other income	2,173,452	(239,528)		1,933,924

COSTS AND EXPENSES:
Lease operating	376,424	(45,517	) (a)	330,907
Production taxes	171,625	(16,649	) (a)	154,976
Depreciation, depletion and amortization	684,724	(55,347	) (a)	629,377
Exploration and impairment	166,972	—		166,972
General and administrative	108,573	(1,570	) (c)	107,003
Interest expense	75,210	(16,329	) (d)	58,881
Change in Production Participation Plan liability	13,824	—		13,824
Commodity derivative gain, net	(85,911)	—		(85,911)

Total costs and expenses	1,511,441	(135,412)		1,376,029

INCOME BEFORE INCOME TAXES	662,011	(104,116)		557,895
INCOME TAX EXPENSE (BENEFIT):
Current	(669)	(40,501	) (f)	(41,170)
Deferred	248,581	—		248,581

Total income tax expense (benefit)	247,912	(40,501)		207,411

NET INCOME	414,099	(63,615)		350,484
Net loss attributable to noncontrolling interest	90	—		90

NET INCOME AVAILABLE TO SHAREHOLDERS	414,189	(63,615)		350,574
Preferred stock dividends	(1,077)	—		(1,077)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$413,112	$(63,615)		$349,497

EARNINGS PER COMMON SHARE:
Basic	$3.51	$(0.54)		$2.97

Diluted	$3.48	$(0.54)		$2.94

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	117,601			117,601

Diluted	119,028			119,028

The accompanying notes are an integral part of these unaudited pro forma financial statements.

WHITING PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

On July 15, 2013, Whiting Petroleum Corporation (“Whiting” or the “Company”) completed the sale to BreitBurn Operating L.P. (“BreitBurn”) of Whiting’s interests in certain oil and gas producing properties located in its enhanced oil recovery projects in the Postle and Northeast Hardesty fields in Texas County, Oklahoma, including the related Dry Trail plant gathering and processing facility, oil delivery pipeline, its entire 60% interest in the Transpetco CO2 pipeline, crude oil swap contracts and certain other related assets and liabilities (collectively the “Postle Properties”), effective April 1, 2013, for a cash purchase price of $816.5 million after selling costs and post-closing adjustments, resulting in a pre-tax gain on sale of $116.4 million. The Company used the net proceeds from this transaction to repay a portion of the debt outstanding under its credit agreement.

The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2013 and the year ended December 31, 2012 both give effect to the disposition of the Postle Properties as if it had occurred on January 1, 2012.

The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable, however, actual results may differ from those reflected in these statements. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma consolidated statements do not purport to represent what the Company’s results of operations would have been if the disposition of the Postle Properties had occurred on January 1, 2012 as indicated above, nor are they indicative of future results of operations. In addition, the $116.4 million gain on sale and related taxes were not included in the pro forma consolidated statements of income due to their nonrecurring nature. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s consolidated historical financial statements and related notes for the periods presented.

Earnings Per Share—Basic earnings per common share is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted earnings per common share is calculated by dividing adjusted net income available to common shareholders by the weighted average number of diluted common shares outstanding, which includes the effect of potentially dilutive securities. Potentially dilutive securities for the diluted earnings per share calculations consist of unvested restricted stock awards and outstanding stock options using the treasury method, as well as convertible perpetual preferred stock using the if-converted method. In the computation of diluted earnings per share, excess tax benefits that would be created upon the assumed vesting of unvested restricted shares or the assumed exercise of stock options (i.e. hypothetical excess tax benefits) are included in the assumed proceeds component of the treasury share method to the extent that such excess tax benefits are more likely than not to be realized.

Note 2. Adjustments to the Unaudited Pro Forma Consolidated Statements of Income

The following adjustments have been made to the accompanying unaudited pro forma consolidated statements of income for the nine months ended September 30, 2013 and the year ended December 31, 2012:

(a)	Reflects the elimination of revenues and operating expenses of the Postle Properties.

(b)	Reflects the elimination of the gain on sale of Postle Properties as this non-recurring item is directly attributable to the sale and is not expected to have a continuing impact.

(c)	Reflects the reduction to general and administrative expenses resulting from the decrease in employee compensation and benefits for those administrative employees that were not retained by Whiting following the sale of the Postle Properties.

(d)	Reflects the reduction to interest expense associated with the repayment of $816.5 million in debt outstanding under Whiting’s credit agreement.

(e)	Reflects the elimination of losses on mark-to-market derivatives that were recognized prior to certain crude oil swap contracts being transferred to BreitBurn upon closing of the purchase and sale transaction.

(f)	Reflects the income tax effects of the pro forma adjustments presented, based on Whiting’s combined statutory tax rate of 38.9% that was in effect during the periods for which pro forma consolidated statements of income have been presented.